                                                                     EXHIBIT 4.9


                      THIRD AMENDMENT TO CREDIT AGREEMENT,
               SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT,
                          LENDER'S CONSENT AND WAIVER,
                          AND BORROWER'S ACKNOWLEDGMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT, LENDER'S CONSENT AND WAIVER, AND BORROWER'S ACKNOWLEDGEMENT (this "Amendment") is dated effective January 10, 2003, by and between TYLER TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and BANK OF TEXAS, N.A., a national banking association ("Lender").

                                   WITNESSETH:

         WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated February 27, 2002, pursuant to which Lender agreed to make the Loan (as therein defined) available to Borrower (as heretofore or hereafter amended, the "Credit Agreement")(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Credit Agreement); and

         WHEREAS, to secure the Loan, Borrower and Lender entered into that certain Pledge and Security Agreement dated February 27, 2002 (the "Pledge Agreement") whereby Borrower pledged as security, among other things, all of its shares of stock in H.T.E., Inc. ("HTE"); and

         WHEREAS, Borrower has requested that Lender (i) allow Borrower to sell all or any part of its shares of the common stock of HTE; (ii) authorize the release of up to all of the shares of the common stock of HTE (5,619,000 shares) from the Pledge Agreement; and (iii) allow Borrower to repurchase outstanding Borrower stock in an aggregate amount not to exceed $2,000,000; and

         WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such requests.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

                    ARTICLE I - AMENDMENT TO CREDIT AGREEMENT

SECTION 1.1 SALE OF HTE STOCK. Section 9.13 of the Credit Agreement is hereby deleted in its entirety.

                       ARTICLE II - CONSENT AND AGREEMENT

SECTION 2.1 CONSENT TO REPURCHASE OF OUTSTANDING STOCK. The Credit Agreement provides, among other things, that, without the prior written consent of Lender, Borrower shall declare no Distribution nor make any Investment, prior to payment in full of the Obligations owed to Lender, and the termination of Lender's Commitment, under the Credit Agreement. Borrower has requested Lender's consent to Borrower's repurchase of outstanding Borrower stock in an aggregate amount not to exceed $2,000,000 (the "Targeted Repurchase"). Lender hereby consents to the Targeted Repurchase; provided, however, that such Targeted Repurchase occurs prior to the occurrence of a Default or an Event of Default.



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)

SECTION 2.2 AGREEMENT REGARDING SALE OF HTE STOCK. Lender hereby agrees that, in furtherance of the deletion of Section 9.13 of the Credit Agreement effected pursuant to Section 1.1 hereof, but subject to Borrower's compliance with the provisions of Section 3.1 hereof and the provisions of Section 9.9 of the Credit Agreement and Section 4.1.5 of the Pledge Agreement, the Borrower may, at any time and from time to time, in a single transaction or in a series of transactions, sell all or any part of the shares of the common stock of HTE owned by Borrower; provided, that, at the time of any such sale there does not then currently exist a Default or an Event of Default. In connection with any such sale, Lender will, promptly upon request by Borrower, (a) deliver to Borrower any certificate or certificates evidencing the common stock of HTE owned by Borrower that are in Lender's possession pursuant to the Borrower's Pledge Agreement and that are required to be delivered by Borrower in connection with any such sale (Borrower hereby agreeing that in the event that less than all of the shares evidenced by any such certificate are sold, Borrower will promptly redeposit a certificate or certificate evidencing such shares not sold with Lender pursuant to the Borrower's Pledge Agreement), and (b) file, or authorize Borrower to file, such UCC Financing Statement Amendments with the Secretary of State of the State of Delaware as are required to evidence the release of the shares so sold from the security interest granted pursuant to Borrower's Pledge Agreement.

SECTION 2.3 LIMITATION ON CONSENT. The consent granted in this Amendment is limited to the foregoing action and does not constitute a waiver of any required consent with respect to any other action.

                          ARTICLE III - ACKNOWLEDGEMENT

SECTION 3.1 BORROWER'S ACKNOWLEDGEMENT REGARDING THE SALE OF HTE STOCK. Borrower hereby acknowledges that, pursuant to the terms of Section 9.9 of the Credit Agreement and Section 4.1.5 of the Pledge Agreement, up to the full amount of the net cash proceeds from the sale of the HTE stock shall be applied to prepay any Advances outstanding on the date Borrower receives any such net cash proceeds.

             ARTICLE IV - AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

SECTION 4.1 EXHIBIT "E". Borrower and Lender hereby agree that upon the filing of that certain UCC Financing Statement Amendment filed pursuant to Section 2.2(b) hereof, Exhibit "E" of the Pledge Agreement shall be amended to exclude all shares of the common stock of HTE described in such UCC Financing Statement Amendment.

                            ARTICLE V - MISCELLANEOUS

SECTION 5.1 CONDITION TO CLOSING; FURTHER ASSURANCES. As a condition to the closing of this Amendment, Borrower shall execute and deliver this Amendment and such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Lenders such other documents and instruments as Lenders reasonably may request in connection with the modification of the Loans effected hereby.

SECTION 5.2 CONTINUING EFFECT. Except as modified and amended hereby, the Credit Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

SECTION 5.3 PAYMENT OF EXPENSES. Borrower agrees to pay to Lender the reasonable attorneys' fees and expenses of Lender's counsel and other expenses incurred by Lender in connection with this Amendment.



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)
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

SECTION 5.4 BINDING AGREEMENT. This Amendment shall be binding upon, and shall inure to the benefit of, the parties' respective representatives, successors and assigns.

SECTION 5.5 NO DEFENSES. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, this Amendment or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

SECTION 5.6 USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Amendment, the Note or any other Loan Document, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Note or otherwise in connection with the Note shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Note is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Note or on account of any other principal indebtedness of the maker to the holders of such Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the maker. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness of the maker to the holder of such Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.

         The terms "maximum amount" or "maximum rate" as used in this Amendment or the Note, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the "weekly ceiling"; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loan from being governed by, or construed in accordance with, any other state or federal law.

SECTION 5.7 COUNTERPARTS. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

SECTION 5.8 CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

SECTION 5.9 ENTIRE AGREEMENT. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)

Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

                                       LENDER:

                                       BANK OF TEXAS, N.A., a national banking
                                       association


                                       By:
                                            ------------------------------------
                                                 Mark Wade
                                                 Senior Vice President


                                       BORROWER:


                                       TYLER TECHNOLOGIES, INC. a Delaware
                                       corporation


                                       By:
                                            ------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)

                              CONSENT OF GUARANTORS

          Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing amendment and expressly acknowledges and agrees that (a) its Guaranty shall guaranty, and the Security Agreement executed by it shall secure, the Loan as amended hereby, and (b) except as may be modified to incorporate the terms of this Amendment, the Guaranty of the other Loan Documents to which it is a part, are and shall continue in full force and effect.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Consent to be duly executed by its authorized officer.

                                       GUARANTORS:

                                       COLE LAYER TRUMBLE COMPANY, a
                                       Delaware corporation


                                       By:
                                          --------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance

                                       Address: c/o Tyler Technologies, Inc.
                                       5949 Sherry Lane, Suite 1400
                                       Dallas, Texas 75225
                                       Attention: Treasurer
                                       Fax: (214) 547-4041


                                       EAGLE COMPUTER SYSTEMS, INC., a
                                       Delaware corporation


                                       By:
                                          --------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance

                                       Address: c/o Tyler Technologies, Inc.
                                       5949 Sherry Lane, Suite 1400
                                       Dallas, Texas 75225
                                       Attention: Treasurer
                                       Fax: (214) 547-4041



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)

                                       FUNDBALANCE, INC., a
                                       Delaware corporation


                                       By:
                                          --------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance

                                       Address: c/o Tyler Technologies, Inc.
                                       5949 Sherry Lane, Suite 1400
                                       Dallas, Texas 75225
                                       Attention: Treasurer
                                       Fax: (214) 547-4041


                                       INTERACTIVE COMPUTER DESIGNS, a
                                       Texas corporation


                                       By:
                                          --------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance

                                       Address: c/o Tyler Technologies, Inc.
                                       5949 Sherry Lane, Suite 1400
                                       Dallas, Texas 75225
                                       Attention: Treasurer
                                       Fax: (214) 547-4041


                                       MUNIS, INC., a Maine corporation


                                       By:
                                          --------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance

                                       Address: c/o Tyler Technologies, Inc.
                                       5949 Sherry Lane, Suite 1400
                                       Dallas, Texas 75225
                                       Attention: Treasurer
                                       Fax: (214) 547-4041



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)

                                       NATIONSDATA.COM, INC., a
                                       Delaware corporation


                                       By:
                                          --------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance

                                       Address: c/o Tyler Technologies, Inc.
                                       5949 Sherry Lane, Suite 1400
                                       Dallas, Texas 75225
                                       Attention: Treasurer
                                       Fax: (214) 547-4041


                                       THE SOFTWARE GROUP, INC., a
                                       Texas corporation


                                       By:
                                          --------------------------------------
                                                 Brian K. Miller,
                                                 Vice President-Finance

                                       Address: c/o Tyler Technologies, Inc.
                                       5949 Sherry Lane, Suite 1400
                                       Dallas, Texas 75225
                                       Attention: Treasurer
                                       Fax: (214) 547-4041



THIRD AMENDMENT TO CREDIT AGREEMENT (TYLER)
                                        8